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                                                                     EXHIBIT 4.9





                          REGISTRATION RIGHTS AGREEMENT



                             Dated as of May 8, 2001

                                  by and among

                                  PRIMEDIA INC.

                          The Guarantors listed herein

                                       and


                            SALOMON SMITH BARNEY INC.

                           J.P. MORGAN SECURITIES INC.

                         BANC OF AMERICA SECURITIES LLC


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                                            This Registration Rights Agreement
                           (this "AGREEMENT") is made and entered into as of May 8, 2001, by and between PRIMEDIA Inc., a Delaware corporation (the "COMPANY"), each of the Guarantors (as defined in the Purchase Agreement referred to below) and Salomon Smith Barney Inc., J.P. Morgan Securities Inc. and Banc of America Securities LLC, on their own behalf and as representatives of the other Initial Purchasers (as defined in the Purchase Agreement referred to below) (collectively, the "INITIAL PURCHASERS") who have agreed to purchase $350,000,000 principal amount of the Company's 87/8% Senior Notes due 2011 (the "SERIES A NOTES") pursuant to the Purchase Agreement (as defined below).

                  This Agreement is made pursuant to the Purchase Agreement, dated May 3, 2001 (the "PURCHASE AGREEMENT"), by and between the Company and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 4 of the Purchase Agreement.

                  The parties hereby agree as follows:

SECTION 1. DEFINITIONS.

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  ACT:   The Securities Act of 1933, as amended.

                  ADVICE:  As defined in Section 6(b) hereof.

                  AFFILIATE:  As defined in Rule 144 of the Act.

                  APPLICABLE EFFECTIVENESS PERCENT: As defined in Section 5 hereof.

                  BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

                  BUSINESS DAY: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The Borough of Manhattan, The City of New York, New York are authorized or obligated by law or executive order to close.

                  CLOSING DATE: The date on which the Series A Notes are first sold by the Initial Purchasers pursuant to the Offer.

                  COMMISSION:  The Securities and Exchange Commission.

                  CONSUMMATE: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of a Registration Statement relating to the Series B Notes to be issued in the Registered Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective for a period of not less than the minimum period required under applicable federal and state securities laws (provided that in no event shall such Registered Exchange Offer remain open and the Registration Statement relating thereto remain

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continuously effective, in each case, for less than 20 Business Days) and (iii)
the delivery by the Company to the registrar under the Indenture of Series B Notes in the same aggregate principal amount of Series A Notes that were tendered by Holders thereof pursuant to the Registered Exchange Offer.

                  CONSUMMATION DEADLINE:  As defined in Section 3(b) hereof.

                  EFFECTIVENESS DEADLINE: As defined in Section 3(a) hereof with respect to an Exchange Offer Registration Statement and as defined in Section 4(a) hereof with respect to a Shelf Registration Statement.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

                  EXCHANGE OFFER CONSUMMATION DATE: The date on which the Registered Exchange Offer is Consummated.

                  EXCHANGE OFFER EFFECTIVE DATE: The date on which the Registration Statement relating to the Registered Exchange Offer becomes effective.

                  EXCHANGE OFFER REGISTRATION STATEMENT: A registration statement of the Company on an appropriate form under the Act with respect to the Series B Notes and the Registered Exchange Offer.

                  FILING DEADLINE: As defined in Section 3(a) hereof with respect to an Exchange Offer Registration Statement and as defined in Section 4(a) hereof with respect to a Shelf Registration Statement.

                  HOLDER:  As defined in Section 2(b) hereof.

                  INDEMNIFIED PARTY:  As defined in Section 8 hereof.

                  INDENTURE: The Indenture between the Company and the Trustee pursuant to which the Senior Notes have been or are to be issued.

                  INTEREST PAYMENT DATE:  As defined in the Indenture.

                  LIQUIDATED DAMAGES:  As defined in Section 5 hereof.

                  NASD: National Association of Securities Dealers, Inc.

                  OFFER: The transactions in which the Initial Purchasers propose to sell the Series A Notes to certain "qualified institutional buyers" (as such term is defined in Rule 144A under the Act) and in "off shore transactions" (as such term is defined in Regulation S under the Act) pursuant to the Offering Memorandum.

                  OFFERING MEMORANDUM: The offering memorandum, dated May 3, 2001 and all amendments and supplements thereto, relating to the Senior Notes.

                  PAYMENT DATE:  Each Interest Payment Date.

                  PERSON: An individual, partnership, joint venture, corporation, trust, estate or unincorporated organization, or a government or agency or political subdivision thereof.


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                  PROSPECTUS: The prospectus included in a Registration
Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material, if any, incorporated by reference into such Prospectus.

                  RECORD HOLDER: With respect to any Interest Payment Date, each person who is a Holder of Senior Notes on the record date for such Interest Payment Date.

                  REGISTRATION DEFAULT: As defined in Section 5 hereof.

                  REGISTERED EXCHANGE OFFER: The registration by the Company under the Act of the Series B Notes pursuant to a Registration Statement pursuant to which the Company offers to each Holder of outstanding Transfer Restricted Securities the opportunity to exchange any outstanding Transfer Restricted Securities held by such Holder for Series B Notes, in a principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holder.

                  REGISTRATION STATEMENT: Any registration statement of the Company relating to (a) an offering of Series B Notes pursuant to a Registered Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to a Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  SENIOR NOTES: The Series A Notes and the Series B Notes.

                  SERIES A NOTES: As defined in the caption hereof.

                  SERIES B NOTES: The Company's 87/8% Senior Notes due 2011 to be issued pursuant to the Senior Note Indenture in the Registered Exchange Offer.

                  SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

                  TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

                  TRANSFER RESTRICTED SECURITIES: Each Senior Note, until the earliest to occur of (a) the date on which such Senior Note is exchanged in the Registered Exchange Offer and entitled to be resold to the public by the Holder thereof (other than a Broker-Dealer), (b) the date on which such Senior Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Senior Note is distributed to the public pursuant to Rule 144 under the Act, or (d) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

                  TRUSTEE: The trustee under the Indenture.

                  UNDERWRITER(S): The underwriter(s) participating in any Underwritten Offering referred to in Section 6(b)(xii) and party to the underwriting agreement referred to in such section.

                  UNDERWRITTEN REGISTRATION OR UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an Underwriter for reoffering to the public.


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SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

                  (a) TRANSFER RESTRICTED SECURITIES. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

                  (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person is the registered owner of Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

         (a) Unless the Registered Exchange Offer shall not be permitted by applicable law or applicable interpretation of the staff of the Commission, the Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission on or prior to 120 days after the Closing Date (such 120th day being the "FILING DEADLINE"), (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 200 days after the Closing Date (such day being the "EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing,
(A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Registered Exchange Offer, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Registered Exchange Offer. The Registered Exchange Offer shall be on the appropriate form permitting (i) registration of the Series B Notes to be offered in exchange for the Series A Notes that are Transfer Restricted Securities and (ii) resales of Series B Notes by Broker-Dealers that tendered Series A Notes into the Registered Exchange Offer that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) below.

         (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Registered Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Registered Exchange Offer; PROVIDED, HOWEVER, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Series B Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Registered Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 230 days after the Closing Date (such day being the "CONSUMMATION DEADLINE").

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker- Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Series A Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Registered Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to


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such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

         Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Series B Notes received by such Broker-Dealer in the Registered Exchange Offer, the Company shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Series B Notes by Broker-Dealers, the Company agrees to use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period the shorter of (a) 180 days from the Consummation of the Registered Exchange Offer and (b) such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto; PROVIDED, HOWEVER, that, during such period, the company may suspend the effectiveness of the Exchange Offer Registration Statement for an aggregate period of not more than 15 consecutive days if there is a possible acquisition or business combination or other transaction, business development or event involving the Company that may require disclosure in the Exchange Offer Registration Statement and the Company determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Company and its stockholders or obtaining any financial statements relating to an acquisition or business combination required to be included in the exchange Offer Registration Statement would be impracticable. In such a case, the Company shall promptly notify any such Broker-Dealers of the suspension of the Exchange Offer Registration Statement's effectiveness, PROVIDED that such notice shall not require the Company to disclose the possible acquisition or business combination or other transaction, business development or event if the Company determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. Upon the abandonment, consummation or termination of the possible acquisition or business combination or other transaction, business development or event or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Exchange Offer Registration Statement pursuant to this clause (c) shall cease and the Company shall promptly comply with Section 6(c)(ii) hereof and notify such Broker-Dealers that the use of the Prospectus in contained in the Exchange Offer Registration Statement, as amended or supplemented, as applicable, may resume. The Company shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after such request, at any time during such period.

SECTION 4. SHELF REGISTRATION

         (a) SHELF REGISTRATION. If (i) the Registered Exchange Offer is not permitted by applicable law or applicable interpretation of the staff of the Commission or (ii) if any Holder of Transfer Restricted Securities shall notify the Company within 20 Business Days following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Registered Exchange Offer or (B) such Holder may not resell the Series B Notes acquired by it in the Registered Exchange Offer to the


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public without delivering a prospectus and the Prospectus contained in the
Exchange Offer Registration Statement is not available for such resales by such Holder or (C) such Holder is a Broker- Dealer and holds Series A Notes acquired directly from the Company or any of its Affiliates, then the Company shall:

         (x) cause to be filed, on or prior to 30 days after the earlier of (i) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) above and (ii) the date on which the Company receives the notice specified in clause (a)(ii) above, (such earlier date, the "FILING DEADLINE"), but in no event earlier than 120 days after the Closing Date, a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities, and

         (y) shall use its reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 75 days after the Filing Deadline for the Shelf Registration Statement (such 75th day the "EFFECTIVENESS DEADLINE").

         To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall use its reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of two years (as extended pursuant to Section 6(c)(i)) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto; PROVIDED, HOWEVER, that the Company shall in no event be obligated to keep such Shelf Registration Statement effective for a period of more than 180 days from the date the Shelf Registration Statement is declared effective by the Commission if the Shelf Registration Statement is required to be filed solely to permit resales by a Broker-Dealer that holds Series A Notes acquired directly from the Company or one or more of its affiliates or such shorter period that will terminate when all such Series A Notes cease to be Transfer Restricted Securities; PROVIDED FURTHER that, during any consecutive 365-day period, the Company may suspend the effectiveness of the Shelf Registration Statement for an aggregate period of not more than 60 consecutive days if there is a possible acquisition or business combination or other transaction, business development or event involving the Company that may require disclosure in the Shelf Registration Statement and the Company determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Company and its stockholders or obtaining any financial statements relating to an acquisition or business combination required to be included in the Shelf Registration Statement would be impracticable. In such a case, the Company shall promptly notify the Holders of the suspension of the Shelf Registration Statement's effectiveness, PROVIDED that such notice shall not require the Company to disclose the possible acquisition or business combination or other transaction, business development or event if the Company determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. Upon the abandonment, consummation or termination of the possible acquisition or business combination or other transaction, business development or event or the availability of the required financial statements with respect to a possible acquisition or business combination, the suspension of the use of the Shelf Registration Statement shall cease and the Company


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shall promptly comply with Section 6(c)(ii) hereof and notify the Holders that disposition of Transfer Restricted Securities may resume.

         (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to
Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

         If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Registered Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within 2 Business Days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within 2 Business Days of filing such post-effective amendment to such Registration Statement (each such event referred to in clauses (i) through (iv), a "REGISTRATION DEFAULT"), then the Company hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages (the "LIQUIDATED DAMAGES"). Liquidated Damages shall accrue, with respect to the first 90-day period (or portion thereof) immediately following the occurrence of the first Registration Default, at a rate of 0.25% per annum of the aggregate principal amount of the Transfer Restricted Notes on the date of such Registration Default, payable in cash semiannually in arrears on each Interest Payment Date, commencing on the date of such Registration Default. The rate of the Liquidated Damages shall increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period (or portion thereof) until all Registration Defaults have been cured, up to a maximum rate of Liquidated Damages for all Registration Defaults of 0.50% per annum. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Registered Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Liquidated Damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.

         All accrued Liquidated Damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any


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securities for which Liquidated Damages are due cease to be Transfer Restricted
Securities, all obligations of the Company to pay Liquidated Damages with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.


SECTION 6. REGISTRATION PROCEDURES

         (a) EXCHANGE OFFER REGISTRATION STATEMENT. In connection with the Registered Exchange Offer, the Company shall (x) comply with all applicable provisions of Section 6(c) below, (y) use its reasonable best efforts to effect such exchange and to permit the resale of Series B Notes by Broker-Dealers that tendered in the Registered Exchange Offer Series A Notes that such Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Series A Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

                  (i) As a condition to its participation in the Registered Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Registered Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Registered Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. As a condition to its participation in the Registered Exchange Offer each Holder using the Registered Exchange Offer to participate in a distribution of the Series B Notes shall acknowledge and agree that, if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                  (ii) Prior to effectiveness of the Exchange Offer Registration Statement, if the Commission so requests, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Registered Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991) as interpreted in the Commission's letter to SHEARMAN & STERLING dated July 2, 1993 and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Registered Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Registered Exchange Offer is acquiring the Series B Notes in its ordinary course of business and


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         has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Registered Exchange Offer.

         (b) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company shall comply with all applicable provisions of Section 6(c) below and use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

         (c) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

                  (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable.

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                  (iii) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective,
         (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the


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         Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post- effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (v) promptly prior to the filing of any document that is to be incorporated by reference into the Shelf Registration Statement or the Prospectus (after initial filing of the Shelf Registration Statement), provide copies of such document to the selling Holders and to the managing Underwriter(s), if any, and make the Company's representative(s) available for discussion of such document;

                  (vi) make available, at reasonable times and upon reasonable notice, for inspection by each Holder and any attorney or accountant retained by such Holders, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; PROVIDED, HOWEVER, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of such Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such person or
         (iv) such information becomes available to such person from a source other than the Company and its subsidiaries and such source is not known, after due inquiry, by the relevant Holder to be bound by a confidentiality agreement; PROVIDED FURTHER, that the foregoing investigation shall be coordinated on behalf of the Holders by one representative designated by and on behalf of such Holders and any such confidential information shall be available from such representative to such Holders so long as any Holder agrees to be bound by such confidentiality agreement;

                  (vii) if requested by any Holders in connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post- effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                  (viii) furnish to each Holder in connection with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                  (ix) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                  (x) in the case of a Shelf Registration Statement requested by an Initial Purchaser, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to the Shelf Registration Statement contemplated by this Agreement as may be reasonably requested by the Holders of a majority in aggregate principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates) in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company shall:

                           (A) upon request of any selling Holder, furnish (or
                  in the case of paragraphs (2) and (3), use its reasonable best efforts to cause to be furnished) to such selling Holder, the effectiveness of the Shelf Registration Statement, as the case may be:

                                    (1) a certificate, dated such date, signed
                           on behalf of the Company by (x) the President, the Vice Chairman or any Vice President and (y) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in Section 4(c) of the Purchase Agreement and such other similar matters as such Holders may reasonably request;

                                    (2) an opinion, dated the date of
                           effectiveness of the Shelf Registration Statement, of counsel for the Company covering matters customarily covered in opinions requested in similar sales of securities or underwritten offerings.

                                    (3) a customary comfort letter, dated the
                           date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with similar underwritten offerings; and

                           (B) deliver such other documents and certificates as
                  may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the any agreement entered into by the Company pursuant to this clause (xi);

                  PROVIDED, HOWEVER, that, in the event of any underwritten offering pursuant to this clause (x), the selling Holders shall be responsible for all underwriting commissions and discounts in connection therewith; and PROVIDED FURTHER that, notwithstanding the foregoing, in no event shall any Holder be entitled to participate in an underwritten offering pursuant to this clause (x), unless Holders of Senior Notes the principal amount of which equals or exceeds $50 million shall first notify the Company of their intent to retain an underwriter for such purpose.

                  (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                  (xii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two (2) Business Days prior to such sale of Transfer Restricted Securities;

                  (xiii) use its reasonable best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

                  (xiv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                  (xv) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

                  (xvi) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

         (d) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.


SECTION 7. REGISTRATION EXPENSES

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation all: (i) registration and filing fees and expenses (including filings made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel, as may be required by the rules and regulations of the NASD)); (ii) fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) expenses of printing (including printing certificates for the Senior Notes, and Prospectuses), messenger and delivery services and telephone; (iv) reasonable fees and disbursements of counsel for the Company and the Holders of the Transfer Restricted Securities; (v) all application and filing fees in connection with listing the Senior Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) reasonable fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance).

                  The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expense of its officers and employees performing legal or accounting duties), the expenses of any annual audit, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

                  (b) In connection with the Shelf Registration Statement, the Company will reimburse the Holders of Transfer Restricted Securities being tendered or registered for the reasonable fees and disbursements of Cravath, Swaine & Moore, as counsel to such Holders. Notwithstanding the provisions of this Section 7, each Holder shall pay all registration expenses to the extent required by applicable law.


SECTION 8. INDEMNIFICATION

                  (a) Each of the Company and the Guarantors jointly and severally agrees to indemnify and hold harmless each Holder of Transfer Restricted Securities covered by any Registration Statement, the directors, officers, employees and agents of such Holder and each person, if any, who controls such Holder within the meaning of either the Act or the Exchange Act, or is under common control with or is controlled by such Holder, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by such Holder or such director, officer, employee or agent of such Holder or any such controlling person or person who is under common control with, or is controlled by such Holder, in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as may be amended or supplemented), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Holder of Transfer Restricted Securities furnished to the Company in writing by such Holder expressly for use therein and (ii) that with respect to any untrue statement or omission of a material fact made in the preliminary prospectus contained in any Registration Statement, the indemnity agreement contained in this Section 8 (a) shall not inure to the benefit of any Holder of Transfer Restricted Securities (or any director, officer, or agent of such Holder or any person controlling, under common control with, or controlled by such Holder) from whom the person asserting any such loss, claim, damage or liability purchased the Transfer Restricted Securities concerned in any initial resale of the Transfer Restricted Securities by such Holder (or any director, officer, or agent of such Holder or any person controlling, under common control with, or controlled by such Holder), to the extent that any such loss, claim, damage or liability of such Holder (or such director, officer, employee, agent or controlling or controlled person) occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (A) the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the final prospectus contained in the effective Registration Statement, (B) the Company had previously furnished copies of the final prospectus to the Holders and (C) such loss, claim, damage or liability results from the fact that there was not sent or given to such person a copy of the final prospectus at or prior to the written confirmation of the sale of such Transfer Restricted Securities to such person.

                  (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless each of the Company and the Guarantors, its directors, its officers, its employees, its agents and each person, if any, who controls the Company within the meaning of either the Act or the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to such Holder, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the applicable Registration Statement or any amendments or supplements thereto.

                  (c) In case any proceeding (including without limitation any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Salomon Brothers Inc., in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the immediately preceding sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 8 is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders of Transfer Restricted Securities on the other hand, from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holders of Transfer Restricted Securities, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and the Holders of Transfer Restricted Securities on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders of Transfer Restricted Securities and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company, the Guarantors and the Holders of Transfer Restricted Securities agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Holder of Transfer Restricted Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 8 and the representations and warranties of the Company and the Guarantors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder of Transfer Restricted Securities or any person controlling any Holder of Transfer Restricted Securities or by or on behalf of the Company, its officers, directors, employees or agents or any person controlling the Company and (iii) acceptance of and payment for any of the Senior Notes. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party at law or equity.


SECTION 9. RULE 144A

                  The Company hereby agrees with each Holder, for so long as any of the Senior Notes, remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any Initial Purchaser or beneficial owner of such Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Initial Purchaser or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

                  No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes the related underwriting agreement and all questionnaires, powers of attorney, indemnities, and other documents required under the terms of such underwriting arrangements.


SECTION 11. SELECTION OF UNDERWRITERS

                  Subject to Section 6(b)(xii) hereof, the Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. The Underwriter(s) that will administer said offerings will be selected by the Holders of a majority of the outstanding aggregate principal amount, of the Transfer Restricted Securities included in such Underwritten Offering.


SECTION 12. MISCELLANEOUS

                  (a) REMEDIES. The Liquidated Damages contemplated hereby shall be the exclusive remedy available to Holders of Transfer Restricted Securities for any failure by the Company to comply with the registration requirements of this Agreement.

                  (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreements of the Company in effect on the date hereof.

                  (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding aggregate principal amount, of Senior Notes that are Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates).

                  (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture, for the Senior Notes, with a copy to the transfer agent or the registrar; and

                           (ii) if to the Company, to PRIMEDIA Inc., 745 Fifth Avenue, New York, New York, 10151, Attention: Beverly Chell, with a copy to Simpson Thacher & Bartlett at 425 Lexington Avenue, New York, New York, 10017, Attention: Gary I. Horowitz.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

                  (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment hereof, subsequent Holders of Transfer Restricted Securities; PROVIDED, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

                  (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (j) ENTIRE AGREEMENT. This Agreement together with the other Operative Documents (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                PRIMEDIA INC.


                                By:  /s/ Beverly Chell
                                    --------------------------------------------
                                    Name:  Beverly Chell
                                    Title: Vice Chairman & General Counsel


                                EACH OF THE GUARANTORS LISTED
                                ON SCHEDULE I HERETO


                                By:  /s/ Beverly Chell
                                    --------------------------------------------
                                    Name:  Beverly Chell
                                    Title: Vice Chairman & General Counsel







SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC


By:    Salomon Smith Barney Inc.


By:
       ----------------------------------------------
       Name:
       Title:


For themselves and the other several Initial Purchasers listed on Schedule I to the Purchase Agreement.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                PRIMEDIA INC.


                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:


                                EACH OF THE GUARANTORS LISTED
                                ON SCHEDULE I HERETO


                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:







SALOMON SMITH BARNEY INC.
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC


By:    Salomon Smith Barney Inc.


By:     /s/ Christopher Clipper
       ----------------------------------------------
       Name:  Christopher Clipper
       Title: Vice President


For themselves and the other several Initial Purchasers listed on Schedule I to the Purchase Agreement.

                                   SCHEDULE I


        Name of Guarantor                                                        State of Organization
        -----------------                                                        ---------------------

Adams/Intertec International, Inc.                                                          DE
Adams/Laux Company, Inc.                                                                    DE
Bacon's Information, Inc.                                                                   DE
Canoe & Kayak, Inc.                                                                         DE
Channel One Communications Corp.                                                            DE
Climbing, Inc.                                                                              DE
Cover Concepts Marketing Services, LLC                                                      DE
CSK Publishing Company Incorporated                                                         DE
ENO Productions, Inc.                                                                       DE
Films for the Humanities & Sciences, Inc.                                                   DE
Game & Fish Publications, Inc.                                                              DE
Haas Publishing Companies, Inc.                                                             DE
Hacienda Productions, Inc.                                                                  DE
HPC Brazil, Inc.                                                                            DE
Intertec Publishing Corporation                                                             DE
Kitplanes Acquisition Company                                                               DE
Paul Kagan Associates, Inc.                                                                 DE
PRIMEDIA Enterprises, Inc.                                                                  DE
PRIMEDIA Finance Shared Services Inc.                                                       DE
PRIMEDIA Holdings III Inc.                                                                  DE
PRIMEDIA Information Inc.                                                                   DE
PRIMEDIA Magazines Inc.                                                                     DE
PRIMEDIA Magazine Finance Inc.                                                              DE
PRIMEDIA Special Interest Publications Inc.                                                 DE
PRIMEDIA Workplace Learning, LP                                                             DE
Bowhunter Magazine, Inc.                                                                    PA
PRIMEDIA Enthusiast Publications, Inc.                                                      PA
Communication Concepts, Inc.                                                                NV
Cowles History Group, Inc.                                                                  VA
Symbol of Excellence Publishers, Inc.                                                       AL
The Virtual Flyshop, Inc.                                                                   CO
GO LO Entertainment, Inc.                                                                   CA
Horse & Rider, Inc.                                                                         CA
IntelliChoice, Inc.                                                                         CA
Kagan Media Appraisal, Inc.                                                                 CA
Kagan Seminars, Inc.                                                                        CA
Low Rider Publishing Group, Inc.                                                            CA
McMullen Argus Publishing, Inc.                                                             CA
Miramar Communications Inc                                                                  CA
Princeton/American Communications Company, Inc.                                             NJ

                                                                        ANNEX A



               [Form of Qualified Independent Underwriter Opinion]

                                     [date]

Salomon Smith Barney Inc.
Credit Suisse First Boston Corporation
Deutsche Banc Alex. Brown Inc.
Raymond James & Associates, Inc.

      As Representatives of the several Underwriters

c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Global Power Equipment Group Inc.
6120 South Yale
Suite 1480
Tulsa, Oklahoma 74136


                        Global Power Equipment Group Inc.
                      Registration Statement No. 333-56832
                           NASD File No. 2001-0313-001
                   --------------------------------------------

Ladies and Gentlemen:

         On March 9, 2001, Global Power Equipment Group Inc. (the "Company"), filed with the Securities and Exchange Commission a registration statement (Reg. No. 333-56832) on Form S-1 (the "Registration Statement") relating to the public offering (the "Offering") of 7,350,000 shares (including an over-allotment option of up to 1,102,500 shares) of common stock, $.O1 par value, of the Company (the "Securities") by the Company.

         We understand that for the reasons set forth in the Registration Statement under the heading "Underwriting", the price at which the Securities are offered to the public must be no higher than that recommended by a Qualified Independent Underwriter ("QIU") as such term is defined in Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

         We have participated in the preparation of the Registration Statement and the Prospectus contained therein and have exercised the usual standards of "due diligence" with respect thereto. As such QIU, assuming that the Offering is commenced on (date], we recommend that the price of the Securities offered to the public be no higher than $[price] per share, which should in no event be considered or relied upon as an indication of the actual value of the Securities.

                                            Very truly yours,


                                            SALOMON SMITH BARNEY INC.


                                            By:
                                               ---------------------------------
                                                  Name:
                                                  Title: